Exhibit 10.7

EXHIBIT D

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

ESCROW AGREEMENT dated as of this 23rd day of March, 2007, by and among nCOAT Inc., formerly Tylerstone Ventures Corporation., a Delaware corporation (the “Company”), AMERICAN STOCK TRANSFER & TRUST COMPANY, a financial institution chartered under the laws of the State of New York (the “Agent”) and Knight Capital Markets, LLC, a Delaware limited liability company (the “Placement Agent”). All capitalized terms not herein defined shall have the meaning ascribed to them in that certain Securities Purchase Agreement dated as of ________, 2007, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Documents, the Company desires to sell (the “Offering”) a maximum of, in the aggregate, $15,500,000 of securities (“Securities”) of the Company; and

WHEREAS, the Offering will commence immediately and will terminate on the earlier to occur of: (i) the sale of all of the Securities; and (ii) May 15, 2007, (the “Termination Date”); and

WHEREAS, the Company and Placement Agent desire to establish an escrow account with the Agent into which the Placement Agent shall instruct purchasers in the Offering (the “Purchasers”) to deposit checks and other instruments for the payment of money made payable to the order of “American Stock Transfer & Trust Company as Escrow Agent - nCOAT Inc.” and Agent is willing to accept said checks and other instruments for the payment of money in accordance with the terms hereinafter set forth; and

WHEREAS, each of the Company and Placement Agent, severally and not jointly, represents and warrants to the Agent that it has not stated to any individual or entity that the Agent’s duties will include anything other than those duties stated in this Agreement; and

WHEREAS, proceeds received from subscriptions for the Securities shall be held in escrow by the Agent pending a Closing.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1.   Appointment of Agent. The Company hereby appoints the Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.

2.   Delivery of Subscription Proceeds. All checks, drafts, or other instruments or wire transfer funds received from Purchasers as payment for the Securities will be delivered by the Company to the Agent, made payable to “American Stock Transfer & Trust Company, as Escrow Agent - nCOAT, Inc.” The Company or the Placement Agent will provide the Agent with a chart setting forth, as to each Purchaser, his name, address, social security number or employer identification number, amount of Securities purchased, and the amount paid in connection with such purchase. The Agent is hereby empowered on behalf of the Company to endorse and collect all checks, drafts, wire funds transfers, promissory notes or other instruments received on account of purchases of the Securities.

3.   Agent to Hold and Disburse Funds. The Agent will hold in a special non-interest bearing account established for the benefit of the Company and disburse all funds received by it pursuant to the terms of this Escrow Agreement (“Escrow Funds”), as follows:

3.1       In the event that the Company and Placement Agent advise the Agent in writing that the Offering has been terminated, the Agent shall promptly return the funds paid by each Purchaser to said Purchaser without interest, penalty or deduction.

3.2       The Agent shall, upon receipt of written instructions, in form and substance satisfactory to the Agent, received from the Company and Placement Agent, pay the Escrow Funds in accordance with such written instructions, such payment or payments to be made by wire transfer within one (1) business day of receipt of such written instructions, provided that the Company’s counsel has confirmed in writing that all conditions for the release of the Escrow Funds have been met and that the securities have been issued and will be delivered to the Purchasers within two (2) business days of the Closing.

3.3       If by 3:00 p.m. New York City time on the Termination Date, the Agent has not received written instructions from the Company and Placement Agent regarding the disbursement of the Escrow Funds, then the Agent shall promptly return the Escrow Funds to the Purchasers without interest or offset. The Escrow Funds returned to each Purchaser shall be free and clear of any and all claims of the Agent.

3.4       Following the distribution of the Escrow Funds by the Agent in accordance with Section 3.2 through the Termination Date, the Agent shall from time to time distribute any additional Escrow Funds, by wire transfer or bank check, in accordance with written instructions received from the Placement Agent and the Company in form and substance satisfactory to the Agent.

3.5       The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal.

4.	Exculpation and Indemnification of Agent.

4.1       The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Agent by the Company and the Placement Agent relating to the funds deposited with the Agent under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

4.2       The Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its willful misconduct and gross negligence. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

4.3       The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof. The Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Agent has complied with the provisions of Section 3.2 hereunder.

4.4       The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5       To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Agent may pay such taxes. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

4.6       The Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, except for the Escrow Agent’s gross negligence or misconduct. Promptly after the receipt by the Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Agent hereunder.

4.7       For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.	Termination of Agreement and Resignation of Agent.

5.1       This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 7 shall survive the termination hereof.

5.2       The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Company and the Placement Agent at least 30 days notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Company all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Agent is so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

6.	Form of Payments by Agent.

6.1       Any payments by the Agent to Purchasers or to persons other than the Company pursuant to the terms of this Agreement shall be made by check or wire transfer, payable to the order of each respective subscriber or other person.

6.2       All amounts referred to herein are expressed in United States Dollars and all payments by the Agent shall be made in such dollars.

7.   Compensation of Agent. For services rendered, the Agent shall receive as compensation $5,000, $2,500 of which shall be paid by the Company promptly following the signing of this Agreement and the remaining $2,500 to be paid on the date that the Escrow Funds are released to the Company. The Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and Agents’ fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursement shall not exceed $500.00 barring any unforeseen circumstances.

8.   Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

If to the Company:

nCOAT, Inc.
7237 Pace Drive
Whitsett, NC 27377
Telephone: (336) 447-2000
Facsimile: (336) 447-2020
Attention:

With a copy to:

Durham Jones & Pinegar
111 East Broadway, Suite 900
Salt Lake City, Utah 84111
Telephone: (801) 415-3000
Facsimile: (801) 415-3500
Attention: Jeffery M. Jones, Esq.

If to the Agent:

American Stock Transfer & Trust Company
59 Maiden Lane—Plaza Level
New York, New York 10038
Attention: Herb Lemmer
Tel. # (212) 936-5100
Fax # (718) 234-5001

If to the Placement Agent:

Knight Capital Markets, LLC
100 Manhattanville Road
Purchase, New York 10577
Attention: Joshua Jedwab, Director - Legal & Compliance Dept.
Phone: (914) 251-5811
Fax: (914) 251-5812

With a Copy to:

Richardson & Patel, LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Phone: (212) 907-6686
Facsimile: (212) 907-6687
Attention: Jody Samuels, Esq.

9.   Further Assurances: From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10.       Consent to Service of Process. Each of the Company and the Placement Agent hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to each of the Company and the Placement Agent at its address for purposes of notices hereunder.

11.	Miscellaneous.

11.1     This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby”, “hereof”, “hereto”, “hereunder” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender, in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

11.2     Succession and Assignment. This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company’s entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. Except as set forth in Section 12 below, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent, the Company and the Placement Agent. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.2) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.3     Amendments and Waivers. This Agreement may be amended only with the written consent of the Agent, the Company and the Placement Agent. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.4     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

12.       Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	_________________________________
Name:
Title:

nCOAT INC.

By:	_________________________________
Name:
Title:

KNIGHT CAPITAL MARKETS, LLC

By:	_________________________________
Name:
Title: